Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2020

Majority of Hotels Resumed Operations in the Third and Fourth Quarters

Open Hotels Post Sequential Monthly RevPAR Growth

Cash Burn Further Reduced

IRVINE, CA – November 5, 2020 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Operational Results (as compared to Third Quarter 2019):

●	Resumption of Hotel Operations: Six of the Company’s 19 hotels were in operation for the entirety of the third quarter of 2020. Six additional hotels opened during the third quarter of 2020, largely in July and August. Four more have resumed operations during the fourth quarter of 2020, leaving 16 of 19 hotels open.
●	Net (Loss) Income: Net loss was $91.1 million as compared to net income of $33.5 million in the third quarter of 2019.
●	19 Hotel Portfolio RevPAR: 19 Hotel Portfolio RevPAR decreased 91.5% to $17.58.
●	Six Hotel Portfolio RevPAR: RevPAR for the six hotels open for the entirety of the third quarter of 2020 decreased 80.5% to $37.37.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest decreased 144.6% to $(36.2) million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 189.7% to $(0.26).

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

John Arabia, President and Chief Executive Officer, stated, “While uncertainty abounds, there are signs that the hotel recovery is gaining steam, and we believe better days lie ahead. We resumed operations at several hotels in the third quarter, and in October and November resumed operations at four additional hotels, including our sizable Renaissance Orlando, Hyatt Regency San Francisco and Wailea Beach Resort. The 16 hotels currently open make up 88% of our total rooms and generated 96% of our total 2019 property-level EBITDAre. Not only have more hotels resumed operations, but those hotels that have been open, in general, have posted sequential monthly RevPAR gains. The combination of more open hotels, increased RevPAR at open hotels, and continued aggressive cost containment has further reduced our cash burn rate. Assuming no change to current operating fundamentals, our cash burn rate has been reduced to between $16 million and $20 million per month before capital investment. We expect this figure to decline further, and eventually return to profitability, as recently reopened hotels ramp up and as portfolio occupancy and profits gradually increase.”

“Looking forward, we remain focused on minimizing near-term losses while continuing to restructure our operations and invest in our portfolio to maximize long-term hotel profitability. With significant liquidity, nothing outstanding on our sizable credit facility, manageable near-term debt maturities and low leverage, our balance sheet strength should allow us not only to avoid costly defensive measures, such as raising expensive capital to shore up liquidity, but also to go on offense with or without incremental borrowing. We are in an enviable position shared by few others, and we intend to take advantage of it.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change

Net (Loss) Income	$(91.1)	$33.5	(371.6)%		$(371.1)	$97.4	(481.1)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$(0.43)	$0.12	(458.3)%		$(1.74)	$0.36	(583.3)%

19 Hotel Portfolio RevPAR (1)	$17.58	$207.24	(91.5)%		$52.44	$203.76	(74.3)%

19 Hotel Portfolio Occupancy (1)	12.1%	86.7%	(7,460)	bps	25.5%	85.4%	(5,990)	bps
19 Hotel Portfolio ADR (1)	$145.33	$239.03	(39.2)%		$205.64	$238.59	(13.8)%

19 Hotel Portfolio Adjusted EBITDAre Margin (1) (2)	(154.5)%	31.0%	(18,550)	bps	(27.8)%	31.0%	(5,880)	bps

Adjusted EBITDAre, excluding noncontrolling interest	$(36.2)	$81.2	(144.6)%		$(69.1)	$244.8	(128.2)%
Adjusted FFO Attributable to Common Stockholders	$(54.7)	$65.7	(183.2)%		$(121.7)	$195.0	(162.4)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$(0.26)	$0.29	(189.7)%		$(0.56)	$0.86	(165.1)%

(1)	The 19 Hotel Portfolio (the “19 Hotels”) includes all hotels owned by the Company as of September 30, 2020.
(2)	The 19 Hotel Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net.

Recent Developments

COVID-19: Due to the prevailing government mandated restrictions on travel and public gatherings since the outbreak of COVID-19, the Company temporarily suspended operations at 15 of the 19 Hotels during the first half of 2020. In response to this challenging environment, the Company, working with its operators, has developed and implemented protocols to safely and responsibly resume operations at its hotels, including frequent and enhanced cleaning and sanitation, contactless check in, and increased physical distancing throughout the hotels. As of the date of this release, the Company has resumed operations at 12 of its previously suspended hotels (see table below).

The Company experienced slow but steady improvements in hotel demand during the third quarter of 2020, most significantly in leisure travel, which benefited its hotels in drive-to leisure markets and certain urban markets. At this point, a majority of the Company’s group business for 2020 has cancelled. Of the group business that has cancelled to date, approximately 23% has rebooked into future periods. The extent of the effects of the pandemic on the Company’s business and the hotel industry at large, however, will ultimately depend on future developments, including, but not limited to, the duration and severity of the pandemic, the development, distribution, and administration of a successful vaccine or therapy, the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume.

During the third quarter and first nine months of 2020, the Company incurred $11.3 million and $28.9 million, respectively, of additional wages and benefits for furloughed or laid off hotel employees, which included $6.8 million and $8.0 million in severance accrued in the third quarter and first nine months of 2020, respectively. Due to the temporary suspension of operations at certain hotels in the portfolio and the incurrence of various extraordinary and non-recurring items, comparisons between the financial results for the third quarter and first nine months of 2020 to the third quarter and first nine months of 2019 are not meaningful.

Capital Investments: During the third quarter of 2020, the Company completed its previously disclosed projects at the Renaissance Orlando at SeaWorld®, the Renaissance Washington DC, and The Bidwell Marriott Portland, all while adhering to the relevant government regulations and social distancing mandates aimed at both protecting those involved in the construction work and stemming the spread of COVID-19. The Company invested $11.2 million and $44.0 million into its portfolio during the third quarter and first nine months of 2020, respectively.

Debt: In July 2020, the Company completed amendments to the agreements governing its unsecured debt, consisting of its revolving credit facility, term loans, and senior notes, providing covenant relief through the first quarter of 2021, with the first quarterly covenant test as of the period ended June 30, 2021. In August 2020, the Company repaid the remaining $50.0 million outstanding on its credit facility. At September 30, 2020, the Company had no amount outstanding on the revolving portion of its amended credit facility, with $500.0 million of capacity available for additional borrowing under the agreement. The revolving portion of the amended credit facility matures on April 14, 2023, but may be extended for two six-month periods to April 14, 2024, upon the payment of applicable fees and satisfaction of certain customary conditions, including continued compliance with debt covenants. In September 2020, the Company repaid $35.0 million of its senior unsecured notes, using proceeds from a previously completed asset sale.

Balance Sheet/Liquidity Update

As of September 30, 2020, the Company had $503.6 million of cash and cash equivalents, including restricted cash of $42.3 million, total assets of $3.2 billion, including $2.6 billion of net investments in hotel properties, total consolidated debt of $934.7 million and stockholders’ equity of $2.1 billion.

2020 Operations Update

As of September 30, 2020 and November 5, 2020, the status of the Company’s 19 Hotels is as follows:

Hotel	Number of Rooms	% of Total Rooms	Suspension Date	Resumption Date
Boston Park Plaza (1)	1,060	10.6%	N/A	N/A
Embassy Suites La Jolla (1)	340	3.4%	N/A	N/A
Renaissance Long Beach (1)	374	3.7%	N/A	N/A
Renaissance Los Angeles Airport (1)	502	5.0%	N/A	N/A
Oceans Edge Resort & Marina	175	1.8%	March 22, 2020	June 4, 2020
Embassy Suites Chicago	368	3.7%	April 1, 2020	July 1, 2020
Marriott Boston Long Wharf	415	4.2%	March 12, 2020	July 7, 2020
Hilton New Orleans St. Charles	252	2.5%	March 28, 2020	July 13, 2020
Hyatt Centric Chicago Magnificent Mile	419	4.2%	April 6, 2020	July 13, 2020
JW Marriott New Orleans	501	5.0%	March 28, 2020	July 14, 2020
Hilton San Diego Bayfront	1,190	11.9%	March 23, 2020	August 11, 2020
Renaissance Washington DC	807	8.1%	March 26, 2020	August 24, 2020
Total of Twelve Hotels Open as of September 30, 2020	6,403	64.0%

Hyatt Regency San Francisco	821	8.2%	March 22, 2020	October 1, 2020
Renaissance Orlando at SeaWorld®	781	7.8%	March 20, 2020	October 1, 2020
The Bidwell Marriott Portland	258	2.6%	March 27, 2020	October 5, 2020
Wailea Beach Resort	547	5.5%	March 25, 2020	November 1, 2020
Total of Sixteen Hotels Open as of November 5, 2020	8,810	88.1%

Hilton Garden Inn Chicago Downtown/Magnificent Mile	361	3.6%	March 27, 2020
Hilton Times Square	478	4.8%	June 30, 2020
Renaissance Westchester	348	3.5%	April 4, 2020
Total of Three Hotels with Suspended Operations as of November 5, 2020	1,187	11.9%

(1)	The Boston Park Plaza, Embassy Suites La Jolla, Renaissance Long Beach, and Renaissance Los Angeles Airport have remained in operation throughout the first nine months of 2020.

Operating statistics for the hotels that were open all or part of the third quarter of 2020 are as follows:

	July	August	September	Third Quarter
	2020	2020	2020	2020
6 Hotels Open the Entire Third Quarter of 2020
Number of Hotels (1)	6	6	6	6
Number of Rooms	2,819	2,819	2,819	2,819
RevPAR	$32.78	$37.84	$41.76	$37.37
Occupancy	22.5%	28.6%	30.1%	27.0%
Average Daily Rate	$145.69	$132.31	$138.75	$138.40

4 Hotels That Resumed Operations in July 2020
Number of Hotels (1)	4	4	4	4
Number of Rooms	1,587	1,587	1,587	1,587
RevPAR	$12.43	$22.41	$30.84	$21.82
Occupancy	6.6%	13.2%	21.2%	13.6%
Average Daily Rate	$188.33	$169.78	$145.45	$160.42

2 Hotels That Resumed Operations in August 2020
Number of Hotels	—	2	2	2
Number of Rooms	—	1,997	1,997	1,997
RevPAR	$—	$15.19	$38.79	$17.85
Occupancy	—%	8.9%	26.6%	11.7%
Average Daily Rate	$—	$170.72	$145.83	$152.54

12 Hotels Open All or Part of the Third Quarter of 2020
Number of Hotels	10	12	12	12
Number of Rooms	4,406	6,403	6,403	6,403
RevPAR	$25.49	$26.90	$38.13	$27.41
Occupancy	16.8%	18.6%	26.8%	18.9%
Average Daily Rate	$151.71	$144.61	$142.26	$145.04

(1)	Embassy Suites Chicago resumed operations on July 1, 2020. Since the hotel was operating for the full third quarter of 2020, it is included with the 6 Hotels Open the Entire Third Quarter of 2020 rather than with the 4 Hotels that Resumed Operations in July 2020.

In addition to the 12 hotels noted above, two hotels resumed operations on October 1, 2020. Preliminary October results for the 14 hotels open during the entire month include the following ($ in millions, except RevPAR and ADR):

	October
	2020 (1)	2019	Change
14 Open Hotels Room Revenue	$7.2	$55.2	(87.0)%

14 Open Hotels RevPAR	$28.95	$222.89	(87.0)%
14 Open Hotels Occupancy	19.9%	88.8%	(6,890)	bps
14 Open Hotels ADR	$145.50	$251.00	(42.0)%

(1)	October 2020 results are preliminary and may be adjusted during the Company’s month-end close process.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results, and the Company does not intend to provide further updates unless deemed appropriate.

Dividend Update

On November 4, 2020, the Company’s Board of Directors declared cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on January 15, 2021 to stockholders of record as of December 31, 2020.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2020 financial results on November 6, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-323-289-6576 and reference confirmation code 1700254 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 19 hotels comprised of 9,997 rooms. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact on the Company’s business of the COVID-19 global pandemic and the response of governments and the Company to the outbreak; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; the impact on our business of existing defaults or potential defaults by us on our debt agreements or leases; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs between the U.S. and its trading partners, changes in the European Union or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry, internationally, nationally and locally; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, including the impact of the Patient Protection and Affordable Care Act or its potential replacement, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; the ground, building or airspace leases for four of the 19 Hotels the Company has interests in as of the date of this release; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the

Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of favorable and unfavorable contracts: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles (prior to the hotel’s sale in October 2019) and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are finance leases, and, therefore, we include a portion of the lease payments each month in interest expense. We adjust EBITDAre for these two finance leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligations, as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and liabilities, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net (loss) income to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$461,288	$816,857
Restricted cash	42,346	48,116
Accounts receivable, net	4,624	35,209
Prepaid expenses and other current assets	14,500	13,550
Total current assets	522,758	913,732

Investment in hotel properties, net	2,621,476	2,872,353
Finance lease right-of-use asset, net	46,549	47,652
Operating lease right-of-use assets, net	39,489	60,629
Deferred financing costs, net	3,686	2,718
Other assets, net	12,824	21,890

Total assets	$3,246,782	$3,918,974

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$44,162	$35,614
Accrued payroll and employee benefits	15,747	25,002
Dividends and distributions payable	3,208	135,872
Other current liabilities	36,562	46,955
Current portion of notes payable, net	188,096	82,109
Total current liabilities	287,775	325,552

Notes payable, less current portion, net	743,545	888,954
Finance lease obligation, less current portion	15,569	15,570
Operating lease obligations, less current portion	45,939	49,691
Other liabilities	25,909	18,136
Total liabilities	1,118,737	1,297,903

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 215,635,550 shares issued and outstanding at September 30, 2020 and 224,855,351 shares issued and outstanding at December 31, 2019	2,156	2,249
Additional paid in capital	2,584,005	2,683,913
Retained earnings	951,765	1,318,455
Cumulative dividends and distributions	(1,640,178)	(1,619,779)
Total stockholders' equity	2,087,748	2,574,838
Noncontrolling interest in consolidated joint venture	40,297	46,233
Total equity	2,128,045	2,621,071

Total liabilities and equity	$3,246,782	$3,918,974

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues
Room	$16,266	$200,242	$147,535	$580,835
Food and beverage	2,109	61,366	50,312	206,183
Other operating	10,535	20,031	32,699	55,197
Total revenues	28,910	281,639	230,546	842,215
Operating expenses
Room	13,715	52,514	65,037	152,606
Food and beverage	7,748	44,928	54,533	140,149
Other operating	1,295	4,162	6,283	12,494
Advertising and promotion	3,895	13,285	20,447	40,998
Repairs and maintenance	6,075	10,632	21,499	31,107
Utilities	4,170	7,458	13,238	20,656
Franchise costs	663	8,606	6,337	24,024
Property tax, ground lease and insurance	20,800	21,880	59,975	62,842
Other property-level expenses	9,528	30,913	47,109	97,768
Corporate overhead	6,582	7,395	22,414	22,989
Depreciation and amortization	33,005	37,573	104,290	110,484
Impairment losses	—	—	133,466	—
Total operating expenses	107,476	239,346	554,628	716,117
Interest and other income	139	3,762	2,751	13,497
Interest expense	(12,742)	(13,259)	(43,199)	(43,401)
Gain on sale of assets	189	—	189	—
Loss on extinguishment of debt	(210)	—	(210)	—
(Loss) income before income taxes	(91,190)	32,796	(364,551)	96,194
Income tax benefit (provision), net	83	749	(6,575)	1,185
Net (loss) income	(91,107)	33,545	(371,126)	97,379
Loss (income) from consolidated joint venture attributable to noncontrolling interest	1,816	(2,508)	4,436	(6,062)
Preferred stock dividends	(3,208)	(3,208)	(9,622)	(9,622)
(Loss) income attributable to common stockholders	$(92,499)	$27,829	$(376,312)	$81,695

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$(0.43)	$0.12	$(1.74)	$0.36

Basic and diluted weighted average common shares outstanding	214,257	224,530	216,498	226,369

Distributions declared per common share	$—	$0.05	$0.05	$0.15

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net (Loss) Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income	$(91,107)	$33,545	$(371,126)	$97,379
Operations held for investment:
Depreciation and amortization	33,005	37,573	104,290	110,484
Interest expense	12,742	13,259	43,199	43,401
Income tax (benefit) provision, net	(83)	(749)	6,575	(1,185)
Gain on sale of assets	(189)	—	(189)	—
Impairment loss - hotel properties	—	—	131,164	—
EBITDAre	(45,632)	83,628	(86,087)	250,079

Operations held for investment:
Amortization of deferred stock compensation	2,238	2,146	7,509	7,168
Amortization of right-of-use assets and liabilities	(330)	(253)	(923)	(523)
Finance lease obligation interest - cash ground rent	(351)	(589)	(1,053)	(1,768)
Loss on extinguishment of debt	210	—	210	—
Property-level severance	6,844	—	7,957	—
Prior year property tax adjustments, net	(12)	(9)	214	289
Prior owner contingency funding	—	—	—	(900)
Impairment loss - abandoned development costs	—	—	2,302	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	1,816	(2,508)	4,436	(6,062)
Depreciation and amortization	(808)	(793)	(2,418)	(2,072)
Interest expense	(244)	(532)	(970)	(1,650)
Amortization of right-of-use asset and liability	72	72	217	217
Impairment loss - abandoned development costs	—	—	(449)	—
Adjustments to EBITDAre, net	9,435	(2,466)	17,032	(5,301)

Adjusted EBITDAre, excluding noncontrolling interest	$(36,197)	$81,162	$(69,055)	$244,778

Sunstone Hotel Investors, Inc.

Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net (Loss) Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income	$(91,107)	$33,545	$(371,126)	$97,379
Preferred stock dividends	(3,208)	(3,208)	(9,622)	(9,622)
Operations held for investment:
Real estate depreciation and amortization	32,383	36,951	102,422	108,621
Gain on sale of assets	(189)	—	(189)	—
Impairment loss - hotel properties	—	—	131,164	—
Noncontrolling interest:
Loss (income) from consolidated joint venture attributable to noncontrolling interest	1,816	(2,508)	4,436	(6,062)
Real estate depreciation and amortization	(808)	(793)	(2,418)	(2,072)
FFO attributable to common stockholders	(61,113)	63,987	(145,333)	188,244

Operations held for investment:
Real estate amortization of right-of-use assets and liabilities	80	146	298	443
Noncash interest on derivatives and finance lease obligations, net	(762)	1,155	5,534	6,908
Loss on extinguishment of debt	210	—	210	—
Property-level severance	6,844	—	7,957	—
Prior year property tax adjustments, net	(12)	(9)	214	289
Prior owner contingency funding	—	—	—	(900)
Impairment loss - abandoned development costs	—	—	2,302	—
Noncash income tax provision (benefit), net	—	390	7,415	(246)
Noncontrolling interest:
Real estate amortization of right-of-use asset and liability	72	72	217	217
Noncash interest on derivatives, net	(1)	—	(27)	—
Impairment loss - abandoned development costs	—	—	(449)	—
Adjustments to FFO attributable to common stockholders, net	6,431	1,754	23,671	6,711

Adjusted FFO attributable to common stockholders	$(54,682)	$65,741	$(121,662)	$194,955

FFO attributable to common stockholders per diluted share	$(0.29)	$0.28	$(0.67)	$0.83

Adjusted FFO attributable to common stockholders per diluted share	$(0.26)	$0.29	$(0.56)	$0.86

Basic weighted average shares outstanding	214,257	224,530	216,498	226,369
Shares associated with unvested restricted stock awards	—	253	—	219
Diluted weighted average shares outstanding	214,257	224,783	216,498	226,588

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

19 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	-154.5%	31.0%	-27.8%	31.0%

Total revenues	$28,910	$281,639	$230,546	$842,215
Non-hotel revenues (2)	(23)	(22)	(68)	(70)
Reimbursements to offset net losses (3)	(4,595)	—	(6,965)	—
Total Actual Hotel Revenues	24,292	281,617	223,513	842,145
Sold hotel revenues (4)	(85)	(14,717)	(6,330)	(40,373)
Total 19 Hotel Portfolio Revenues	$24,207	$266,900	$217,183	$801,772

Net (loss) income	$(91,107)	$33,545	$(371,126)	$97,379
Non-hotel revenues (2)	(23)	(22)	(68)	(70)
Reimbursements to offset net losses (3)	(4,595)	—	(6,965)	—
Non-hotel operating expenses, net (5)	(596)	(770)	(1,733)	(2,315)
Property-level severance (6)	6,844	—	7,957	—
Hotel union labor dispute (7)	—	—	1,347	—
Property-level credit card merchant class action settlement and legal fees (8)	(60)	—	(60)	—
Prior year property tax adjustments, net (9)	(12)	(9)	214	289
Taxes assessed on commercial rents (10)	(95)	305	10	1,013
Corporate overhead	6,582	7,395	22,414	22,989
Depreciation and amortization	33,005	37,573	104,290	110,484
Impairment losses	—	—	133,466	—
Interest and other income	(139)	(3,762)	(2,751)	(13,497)
Interest expense	12,742	13,259	43,199	43,401
Gain on sale of assets	(189)	—	(189)	—
Loss on extinguishment of debt	210	—	210	—
Income tax (benefit) provision, net	(83)	(749)	6,575	(1,185)
Actual Hotel Adjusted EBITDAre	(37,516)	86,765	(63,210)	258,488
Sold hotel Adjusted EBITDAre (4)	105	(4,095)	2,910	(10,166)
19 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$(37,411)	$82,670	$(60,300)	$248,322

*Footnotes on following page

(1)	19 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 19 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 19 Hotel Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort.
(3)	Reimbursements to offset net losses include $4.6 million and $7.0 million for the third quarter and first nine months of 2020, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel’s operating lease agreement.
(4)	Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership period for the Renaissance Harborplace and the Courtyard by Marriott Los Angeles, sold in July 2020 and October 2019, respectively.
(5)	Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets; the amortization of a favorable management agreement; and finance lease obligation interest - cash ground rent.
(6)	Property-level severance includes a total of $6.8 million and $8.0 million in COVID-19-related severance recorded at a majority of the 19 Hotels during the third quarter and first nine months of 2020, respectively.
(7)	Hotel union labor dispute includes a $1.3 million labor dispute expense at the Hilton Times Square during the first nine months of 2020.
(8)	Property-level credit card merchant class action settlement and legal fees include a total settlement of $0.6 million received at the Boston Park Plaza, the Hilton Times Square, the Hyatt Centric Chicago Magnificent Mile, and the Oceans Edge Resort & Marina, partially offset by $0.5 million in legal fees at the Renaissance Westchester.
(9)	Prior year property tax adjustments, net for the third quarter of 2020 include a total credit of $12,000 received at the Renaissance Long Beach. Prior year property tax adjustments, net for the first nine months of 2020 also include total net assessments of $0.2 million received at the Embassy Suites Chicago, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Centric Chicago Magnificent Mile, and the Renaissance Harborplace. Prior year property tax adjustments, net for the third quarter of 2019 include a total credit of $9,000 received at the Renaissance Los Angeles Airport. Prior year property tax adjustments, net for the first nine months of 2019 also include total net assessments of $0.3 million received at the Embassy Suites Chicago, the Embassy Suites La Jolla, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Centric Chicago Magnificent Mile, and the Oceans Edge Resort & Marina.
(10)	Taxes assessed on commercial rents for the third quarters of 2020 and 2019 include a $(0.1) million true-up credit and $0.3 million, respectively, at the Hyatt Regency San Francisco. For the first nine months of 2020 and 2019, taxes assessed on commercial rents include $10,000 and $1.0 million, respectively, at the Hyatt Regency San Francisco.